Exhibit 10.1

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts  02117

Seventeenth Amendment to Office Lease

This Seventeenth Amendment to Office Lease (this “Amendment”) is made as of February 6, 2008 (the “Effective Date”), by and between (i) 100 & 200 Clarendon LLC, a Delaware limited liability company (“Landlord”), and (ii) CRA International, Inc., a Massachusetts corporation, formerly known as Charles River Associates Incorporated (“Tenant”).

RECITALS

A.            Landlord and Tenant are parties to that that certain Lease dated as of March 1, 1978 (the “Original Lease”) as amended by that certain First Amendment of Lease dated as of December 16, 1981 (the “First Amendment”), as further amended by that certain Second Amendment of Lease dated as of February 24, 1984 (the “Second Amendment”), as further amended by that certain Third Amendment of Lease dated as of February 28, 1985 (the “Third Amendment”), as further amended by that certain Fourth Amendment of Lease dated as of February 7, 1986 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment of Lease dated as of February 13, 1987 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment of Lease dated as of August 24, 1987 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment of Lease dated as of January 31, 1990 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment of Lease dated as of December 31, 1991 (the “Eighth Amendment”), as further amended by that certain Ninth Amendment of Lease dated as of September 2, 1992 (“Ninth Amendment”), as further amended by that certain Tenth Amendment of Lease dated as of August 24, 1995 (the “Tenth Amendment”), as further amended by that certain Eleventh Amendment of Lease dated as of November 25, 1996 (the “Eleventh Amendment”), as further amended by that certain Twelfth Amendment of Lease dated as of March 19, 1998 (the “Twelfth Amendment”), as further amended by that certain Thirteenth Amendment of Lease dated as of August 13, 1999 (the “Thirteenth Amendment”), as further amended by that certain Fourteenth Amendment of Lease dated as of April 20, 2000 (the “Fourteenth Amendment”), as further amended by that certain Fifteenth Amendment of Lease dated as of June 7, 2002 (the “Fifteenth Amendment”), and as further amended by that certain Sixteenth Amendment of Lease dated as of April 23, 2004 (the “Sixteenth Amendment”) (together with the Original Lease, the First Amendment, Second Amendment Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, Thirteenth Amendment, Fourteenth Amendment, Fifteenth Amendment, and Sixteenth Amendment, the “Existing Lease”), pursuant to which Tenant leases approximately 19,073 rentable square feet of space located on the twenty-sixth (26th) floor, 6,000 rentable square feet of space located on the thirty-first (31st) floor, 28,803 rentable square feet of space located on the thirty-second (32nd) floor, and 28,492 rentable square feet of space located on the thirty-third (33rd) floor (the “Existing Premises”) of that certain office building located at 200 Clarendon Street, Boston, Massachusetts 02117 (the “Building”).  Any capitalized terms used herein not otherwise defined shall have the respective meanings ascribed to them in the Existing Lease.

B.            Tenant is currently subleasing approximately 9,056 rentable square feet of space (“Subleased Premises”) located on a portion of the twenty-sixth (26th) floor of the Building from John Hancock Financial Services, Inc. under an Agreement of Sublease dated June, 2004, for a sublease term which expired December 15, 2004.  Subsequent to said date, Tenant has been subleasing the Subleased Premises on a month-to-month basis.  Tenant desires to lease the Subleased Premises directly from Landlord from and after April 1, 2008.

C.            Landlord and Tenant hereby desire to amend the Existing Lease on the terms and conditions set forth in this Amendment.  The Existing Lease, as amended by this Amendment, shall be referred to herein as the “Lease”.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Expansion Premises.  Effective as of April 1, 2008 (the “Expansion Commencement Date”), the Existing Premises shall be expanded to include a portion of the twenty-sixth (26th) floor of the Building described in Exhibit A attached hereto and containing approximately 9,056 rentable square feet (the “Expansion Premises”).  Accordingly, from and after the Expansion Commencement Date, (i) the Existing Premises shall be expanded to include the Expansion Premises, (ii) all references in the Existing Lease to the term “Premises” shall be deemed to include the Expansion Premises, (iii) except to the extent clearly inapplicable, all terms and provisions of the Existing Lease shall apply to the Expansion Premises, and (iv) the Existing Premises and Expansion Premises shall collectively be referred to as the “Premises” and/or the “Combined Premises”.

2.             Expansion Premises Term.  The term (the “Expansion Term”) of Tenant’s lease of the Expansion Premises shall commence on the Expansion Commencement Date and shall expire coterminously with the Existing Premises (on August 31, 2009, unless the Lease is sooner terminated or extended in accordance with the terms of the Lease).

3.             Base Rent.  During the Expansion Term, and in addition to all other charges payable under the Lease, Tenant shall pay monthly Base Rent for the Expansion Premises in the amount of $225,041.60 per annum ($18,753.47 per month; $24.85 per rentable square foot of the Expansion Premises) in accordance with the terms of Section 1 of the Existing Lease:

4.             Condition of Expansion Premises.  Landlord shall have no obligation to perform any work to prepare the Expansion Premises for Tenant’s use and occupancy.  Without modifying Landlord’s maintenance and repair obligations under the Existing Lease, Tenant acknowledges and agrees that Tenant shall accept the Expansion Premises on the Expansion Commencement Date in its then-current condition, “AS-IS,” “WITH ALL FAULTS.”

Additionally, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Expansion Premises, the Building or the Property with respect to the suitability or fitness of any of the same for the conduct of Tenant’s permitted use, its business or for any other purpose.

5.             Addresses for Notices to Landlord and Tenant.  Notwithstanding anything to the contrary contained in the Original Lease, the addresses for notices to Landlord and Tenant are as set forth below or to such other name and address as the parties shall, from time to time, designate.

A.            Landlord’s Address for Notices:

c/o Broadway Partners

375 Park Avenue, 29th Floor

New York, New York  10152

Attn:  General Counsel & Asset Manager

with a copy to:

Broadway Real Estate Services, LLC

1 Penn Plaza, Suite 3915

New York, New York  10119

Attention:  Rick Serrapica

and:

100 & 200 Clarendon LLC

c/o Broadway Partners

200 Clarendon Street

Boston, Massachusetts  02117

Attention:  Building Manager

and:

Goulston & Storrs, PC

400 Atlantic Ave.

Boston, Massachusetts 02110

Attn:  Hancock Tower

B.            Landlord’s Address for Payment of Rent:  Notwithstanding anything to the contrary contained in the Lease, payments of Rent only shall be made payable to the order of, and shall be sent to:

100 & 200 Clarendon LLC

P.O. Box 933814

Atlanta, Georgia  31193-3814

C.            Tenant’s Address for Notices:

CRA International

200 Clarendon Street

Boston, Massachusetts  02117

Attention:  Legal Department

with a copy to:

CRA International

200 Clarendon Street

Boston, Massachusetts  02117

Attention:  Real Estate Director

6.             Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, other than Cushman & Wakefield of Massachusetts, Inc. and CB Richard Ellis (collectively, “Broker”) and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than Broker.  The foregoing indemnity shall survive the expiration or sooner termination of the Lease.

7.             Certification as to Lease.  Tenant certifies that (a) the Existing Lease is in full force and effect, (b) there are no uncured defaults on the part of Tenant or Landlord under the Existing Lease, and (c) there are no outstanding obligations by Landlord to Tenant related to any tenant improvements to the Existing Premises, including, but not limited to, any tenant improvement allowance.

8.             Effectiveness of Lease.  The Existing Lease, except as amended hereby, remains unmodified, and the Existing Lease remains in full force and effect.

9.             Miscellaneous.  This Amendment shall be governed by and construed in accordance with laws of the state of in which the Building is located, without giving effect to the conflict of law principles thereof.  No amendment, modification, waiver or discharge of this Amendment or of the Existing Lease, or any provision hereof (including, without limitation, this sentence) or thereof shall be valid or effective unless in writing and signed by the party against whom enforcement of such amendment, modification, waiver or discharge is sought and then only to the extent set forth in such writing.  This Amendment, together with the Existing Lease, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral, all of which are merged into the Existing Lease, as amended by this Amendment.  This Amendment shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Amendment may have been physically prepared by one of the parties, or such party’s counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Amendment.

10.           Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together shall constitute one document.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date written above.

LANDLORD:

100 & 200 Clarendon LLC,

a Delaware limited liability company

By:	/s/ Jonathon K. Yormak
	Name:	Jonathon K. Yormak
	Title:	Authorized Signatory

TENANT:

CRA International, Inc.,

a Massachusetts corporation

By:	/s/ Wayne Mackie
	Name:	Wayne Mackie
	Title:	Chief Financial Officer